UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Horizon Financial Corp. (the “Company”) announced on October 3, 2008 that the Company’s Board of Directors had reduced its quarterly cash dividend to $0.05 per share from $0.135 per share in order to preserve capital in these times of economic uncertainty.  The dividend will be paid on November 7, 2008 to shareholders of record as of the close of business on October 17, 2008.  The press release announcing the dividend is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits

99.1          Press Release of Horizon Financial Corp. dated October 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: October 8, 2008	By:	/s/Dennis C. Joines
Dennis C. Joines
Executive Vice President

Exhibit 99.1

Press Release dated October 3, 2008

CONTACTS: V. Lawrence Evans, Chairman Rich Jacobson, CEO Dennis Joines, President & COO 360.733.3050	NEWS RELEASE

Horizon Financial Corp. Announces Quarterly Cash Dividend of $0.05 Per Share;
Remains Well-Capitalized and Reiterates No Exposure to Freddie Mac and Fannie Mae Preferred Stock and
Schedules Conference Call for FY2Q09

BELLINGHAM, WA - October 3, 2008 - Horizon Financial Corp. ("Horizon") (NASDAQ: HRZB) today announced its Board of Directors has reduced its quarterly cash dividend to $0.05 per share from $0.135 per share, acknowledging the importance of preserving capital in times of economic uncertainty. Horizon continues to meet the regulatory guidelines for a well-capitalized institution as of September 30, 2008, even as it continues to maintain higher provisions for loan losses. Horizon also reiterated that it has no exposure to Freddie Mac and Fannie Mae preferred stock.

"With our well-capitalized position, we are able to maintain our cash dividend payment this quarter, albeit at a lower level," said Rich Jacobson, CEO. The cash dividend will be paid on November 7, 2008, to shareholders of record as of close of business October 17, 2008. This payment is the 84th consecutive quarterly cash dividend and represents an annualized dividend yield of 2.1% based on the closing stock price yesterday.

"As we reported earlier this month, we do not own any Freddie Mac or Fannie Mae preferred shares, nor do we own any Fannie Mae common shares," said Jacobson. "We have been systematically liquidating our Freddie Mac common shares, and as of the date of this press release we own 19,800 shares valued on our books below $6,500. The current market value of these shares is approximately $35,600 based on yesterday's closing price. In addition, we do not have any direct exposure to interest rate swaps or other complex derivative instruments."

At June 30, 2008, Horizon was well-capitalized with a Tier 1 capital to average assets leverage ratio of 8.8%, which remains solidly above the regulatory threshold of 5% for a well capitalized rating, and well above the 4% threshold for adequately capitalized institutions. As indicated above, Horizon remains well-capitalized at September 30, 2008.

Conference Call Information

Horizon will also release its fiscal 2009 second quarter results before the market opens on October 23, 2008, and will host a conference call at 1:30 p.m. PDT (4:30 pm EDT) to discuss the quarterly results. The live call can be accessed by dialing (303) 262-2130 or on the web at http://www.horizonbank.com. The replay, which will be available for a month beginning shortly after the call concludes, can be heard at (303) 590-3000 using access code 11120602# or on the web at http://www.horizonbank.com.

Horizon Financial Corp. is a $1.4 billion, bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs, results of examinations by our banking regulators, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's filings with the Securities and Exchange Commission ("SEC"). Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Investors are encouraged to read the SEC report of Horizon, particularly its Form 10-K for the fiscal year ended March 31, 2008, for meaningful cautionary language discussion why actual results may vary from those anticipated by management.